Exhibit 10.1
CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated as of the date of the last signature to this Agreement but effective as of August 4, 2025 (the “Effective Date”), is entered into by and between Timothy J. Aydt (the “Consultant”) and Marathon Petroleum Corporation (the “Company”). Each of the Consultant and the Company are hereby a “Party” (and together, the “Parties”) to this Agreement.

WHEREAS, as of or prior to the Effective Date, and at least immediately prior to the effective time of this Agreement, the Consultant has become a former employee of the Company and its subsidiaries and affiliates due to the Consultant’s retirement from employment with the Company and its subsidiaries and affiliates (“Retirement”);

WHEREAS, the Company desires to benefit from certain skills and abilities of the Consultant after his Retirement;

WHEREAS, after his Retirement, the Consultant is ready and willing to provide consulting services to the Company and its subsidiaries and affiliates to continue to facilitate the transition of the Consultant’s former role, duties and responsibilities at the Company as Executive Vice President Refining to the successor(s) to such roles, duties and responsibilities, as identified by the Company (such successor(s), the “Successor Officer(s)”);

WHEREAS, the Consultant seeks to provide such consulting services to the Company and its subsidiaries and affiliates on and after the Effective Date, after his Retirement, as an independent contractor; and

WHEREAS, during the period when the Consultant provides such consulting services to the Company and its subsidiaries and affiliates, as described further in this Agreement, the Consultant will be provided with access to the Company and its trade secrets and confidential information.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.SERVICES. The Consultant agrees to provide to the Company and its subsidiaries and affiliates the consulting services listed on Appendix A attached hereto (the “Services”; Company as used in this Agreement with respect to the Services includes the Company’s subsidiaries and affiliates), on the terms and conditions set forth in this Agreement, during the Term. The term “affiliates” means, with respect to any Party, any entities that directly or indirectly control, are controlled by, or are under the same control as, such Party or any other entities affiliated with such Party or entities. In the provision of the Services, the Consultant shall provide the Services during such hours as may be mutually agreed upon by the Parties, with no implied minimum service requirement. The Consultant shall be solely responsible for, and shall have sole control over, the means, methods, techniques, sequences, and procedures used in providing the Services. The Company shall provide the Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services, but the Company shall neither have control over nor be responsible for the means, methods, techniques, sequences, or procedures used by the Consultant in performing the Services. The Consultant shall provide the Services in a diligent manner and to the best of the Consultant’s ability, and the Consultant shall promptly and faithfully comply with all lawful and reasonable requests that may be made by the Company.

2.CONSULTING COMPENSATION. The Company shall compensate the Consultant for the Services with a fixed monthly fee of $170,000.00, payable for each month during the Term in arrears, exclusive of any pre-approved, actual, reasonable, and documented out-of-pocket fees or expenses incurred in connection with providing the Services (“Expenses”), with each such payment made within ten (10) business days of the last business day of each month during the Term (the “Consulting Compensation”). If the Consultant is unable to continue to provide the Services for any period during the Term due to the Consultant’s death or disability or the Consultant becoming unavailable for any other reason to perform the Services for any period during the Term (other than the end of the Term), then the Consultant shall not be entitled to receive any Consulting Compensation for such period. The Consultant will not be eligible to participate during the Term in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or compensation or benefit plans offered by the Company to its active employees.

3.EXPENSES. The Company agrees to reimburse the Consultant for Expenses. All undisputed Expenses will be paid within thirty (30) days of the Company's receipt of the Consultant’s request for reimbursement and provision of the documents evidencing such Expenses (or paid, if later, on the date of the next-applicable payment date under this Agreement for the Consulting Compensation). All such requests for reimbursement and provision of Expenses documentation must be made no later than thirty (30) days following the conclusion of the Term. If any reimbursement provided by the Company pursuant to this Agreement would constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, such reimbursement shall (notwithstanding any of the foregoing provisions of this Section 3 of this Agreement) be subject to the following rules: (a) the amount eligible for reimbursement during any calendar year may not affect the expenses eligible for reimbursement, or the in-kind benefits provided, in any other calendar year; (b) any reimbursement shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (c) the Consultant’s right to reimbursement is not subject to liquidation or exchange for cash or another benefit.

4.WITHHOLDINGS. The Consultant acknowledges that the Consultant will be solely responsible for any taxes that may be imposed on the Consultant as a result of the compensation under this Agreement, including any taxes under Section 409A of the Internal Revenue Code of 1986, as amended. The Consultant also agrees to indemnify the Company and its subsidiaries and affiliates to the extent that the Company and/or any of its subsidiaries and/or affiliates incurs any taxes, fees or penalties reasonably related to the provision of such compensation under this

Agreement (or any reasonable legal fees reasonably incurred in connection with such incurrence of such taxes, fees or penalties). No amount of the Consulting Compensation will be subject to withholding, and all the Consulting Compensation will be reported by (or on behalf of) the Company on a Form 1099. The Company has not made any representations or guarantees regarding the tax result for the Consultant with respect to any income recognized by the Consultant in connection with this Agreement or any amounts payable under this Agreement.

5.CONFIDENTIALITY. During and following the term of this Agreement, the Consultant will keep confidential all Confidential Information (defined below) of the Company and its subsidiaries and affiliates, as applicable, use such Confidential Information solely in connection with providing the Services and not disclose any such Confidential Information to any other person other than the Company and its subsidiaries and affiliates, except to the extent disclosure is required by law. “Confidential Information” means all information relating to the business, operations, assets, liabilities, plans, prospects and affairs regarding the Company or its subsidiaries or affiliates, that is disclosed to the Consultant, regardless of whether such information is in oral, visual, electronic, written, or other form and whether or not it is identified as “confidential.” Confidential Information does not include any information that is or becomes generally available to the public other than as a result of disclosure by the Consultant or is or becomes available to the Consultant on a non-confidential basis by any person who is not bound by any obligation to keep such information confidential. Notwithstanding anything to the contrary in this Agreement (or in any other agreement, contract or arrangement with the Company or its subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or affiliates (collectively, the “Arrangements”)): (a) nothing in the Arrangements or otherwise limits the Consultant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (b) nothing in the Arrangements or otherwise prevents the Consultant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations (including the Company’s past or future conduct) or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, the Consultant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

6.ADHERENCE TO POLICIES. The Consultant will ensure that the Services are provided in a manner consistent with the Company’s applicable code of ethics applicable to senior officers of the Company (the “Code”) and all applicable Company policies (collectively, such Code, together with the policies, the “Policies”) that are reasonably known to (or should be known to) the Consultant or about which the Consultant is reasonably aware (or should be reasonably aware). The Consultant will disclose to the Company any actual or potential “conflict of interest” (as defined in the Code) that may arise vis-à-vis the Services. The Consultant will comply with reasonable requests by the Company for additional information related to such actual and/or potential conflicts and acknowledges that the Company may seek to mitigate any such actual and/or potential conflict in its sole discretion consistent with the principles set out in the Policies.

7.OTHER BUSINESS ACTIVITIES. “Outside Business Activities,” otherwise known as “OBAs,” include any business activities outside the scope of the Consultant’s role with the Company, including any activity as an employee, independent contractor, sole proprietor, officer, or partner of another business organization, regardless of whether compensation is involved. The Consultant agrees to seek and receive approval from the Chief Executive Officer of the Company or the Chair of the Board of Directors of the Company prior to taking on any OBAs during the Term. Prior approval is not required to serve on boards of charities or small, private family holding companies that have no relation to or affiliation with the Company.

8.INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Consultant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Consultant in respect of any civil, criminal, administrative, investigative, or other proceeding in which the Consultant is involved solely because of the Consultant’s Services provided to the Company or its subsidiaries or affiliates on or after the Effective Date (other than any such civil, criminal, administrative, investigative, or other proceedings that relate primarily to any taxes, fees, or penalties reasonably related to the provision of compensation and benefits under this Agreement (or any reasonable legal fees reasonably incurred in connection with such taxes, fees or penalties)). Such indemnification under the first sentence of this paragraph shall be made only if the Consultant: (a) acted honestly and in good faith; and (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Consultant had reasonable grounds for believing that its conduct was lawful.

9.TERM AND TERMINATION. Once countersigned, this Agreement takes effect on the Effective Date and shall continue thereafter until the end of the business day on December 31, 2025, unless otherwise terminated in accordance with the provisions herein (the “Term”). Any extension of the Term will be subject to mutual written agreement between the Company and the Consultant. This Agreement may be terminated (a) by the Company or the Consultant, effective immediately upon written notice to the other Party, if the other Party materially breaches this Agreement, and such breach is incapable of cure (or with respect to a material breach capable of cure, the other Party does not cure such breach within five (5) business days after receipt of written notice of such breach), or (b) by the Consultant within thirty (30) days of written notice to the other Party where there is no material breach of the Agreement, or (c) by the Company where there is no material breach of the Agreement, effective immediately upon payment by the Company or on its behalf of the remaining amount of the Consulting Compensation not yet paid to the Consultant, or (d) by the Company, effective immediately, and without further payment under this Agreement, upon the death of the Consultant. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, the Consultant shall promptly after such expiration or termination: (x) deliver to the Company all materials, equipment and other property provided for the Consultant’s use by the Company; and (y) deliver to the Company all tangible documents and other media, including any copies containing, reflecting, incorporating or based on Confidential Information.

10.INDEPENDENT CONTRACTOR. The Consultant is providing the Services pursuant to this Agreement as an independent contractor to the Company, and (as of the Effective Date as described in this Agreement) the Consultant is not an employee of the Company or any of its subsidiaries or affiliates. The Consultant shall have no authority to enter into contracts or to incur any other legally binding commitment on behalf of the Company, and the Consultant shall not hold the Consultant out or permit the Consultant to be held out as having authority to do or say anything on behalf of the Company. Further, the Consultant will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize the Consultant’s termination from all positions with the Company in connection with the Retirement.

11.INTELLECTUAL PROPERTY. The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed by the Consultant in any report or otherwise, including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights therein. The Consultant acknowledges and agrees that any and all results and proceeds of the Services that may qualify as “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101) are hereby deemed “work made for hire” for the Company and all copyrights therein shall automatically and immediately vest in the Company. To the extent that any results and proceeds of the Services do not constitute “work made for hire,” the Consultant hereby irrevocably assigns to the Company and its successors and assigns, for no additional consideration, the Consultant’s entire right, title, and interest in and to such results and proceeds and all intellectual property rights therein. The Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to the Consultant by the Company (the “Company Materials”) and all intellectual property rights therein. The Consultant shall have no right or license to reproduce or use any of the Company Materials except solely during the Term to the extent necessary to perform the Consultant’s obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. Further, the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

12.MATERIAL BREACH. The Consultant agrees that, in the event of any material breach of Section 5, 6, 7 or 11 of this Agreement, the Company will be entitled to equitable and/or injunctive relief and, because the damages for such a breach will be impossible or impractical to determine and will not therefore provide a full and adequate remedy, the Company or (as applicable) any and all past, present or future parents, subsidiaries, and affiliates of the Company

(the “Company Entities”) will also be entitled to specific performance of such requirements by the Consultant. No amount owing to the Consultant under this Agreement shall be subject to set-off or reduction by reason of any claims that the Company has or may have against the Consultant. The Consultant will be entitled to recover actual damages if the Company materially breaches this Agreement, including (to the extent material) any unexcused late or non-payment of any amounts owed under this Agreement, or any unexcused failure to provide any other benefits specified in this Agreement. Failure by either Party to this Agreement to enforce any term or condition of this Agreement at any time shall not preclude such Party from enforcing such term or condition, or any other provision of the Agreement, at a later time.

13.AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Consultant and the Company. Nothing in this Agreement shall be binding upon the Parties to this Agreement to the extent it is void or unenforceable for any reason, including, without limitation, as a result of any law regulating competition or proscribing unlawful business practices; provided, however, that to the extent that any provision in this Agreement could be modified to render it enforceable under applicable law, it shall be deemed so modified and enforced to the fullest extent allowed by law.

14.GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, including any claims relating to or arising out of this agreement, shall be governed by and construed in accordance the laws of the State of Ohio without regard to its conflict of laws principles.

15.COMPLETE AGREEMENT; SURVIVABILITY; OTHER AGREEMENTS. This Agreement embodies the complete agreement and understanding between the Company and the Consultant with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way. To the extent reasonably necessary to carry out the Parties’ intentions regarding the terms and conditions of this Agreement, provisions of this Agreement shall remain in full force and effect, as applicable and for such durations as reasonably necessary or appropriate, notwithstanding the expiration or early termination of this Agreement. In addition, for clarification purposes, in consideration of the compensation and benefits provided to the Consultant in connection with this Agreement, the Consultant agrees to abide by any and all restrictive covenants that apply by their terms to the Consultant following the termination of the Consultant’s employment with the Company. The Consultant also agrees and understands that, after the Consultant’s Retirement, the Consultant will not seek or accept employment with the Company, including assignment to or on behalf of the Company as an independent contractor (other than as provided for under this Agreement) or through any third party, and the Company has no obligation to consider the Consultant for any future employment or assignment.

16.NO CONFLICT. The Consultant represents and warrants that the Consultant is not a party to any agreement, contract, or understanding, whether employment or otherwise, that would restrict or prohibit the Consultant from undertaking, providing or performing the Services in accordance with the terms and conditions of this Agreement.

17.ASSIGNMENT. The Consultant shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time with reasonable notice to Consultant. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and permitted assigns.

18.NOTICES. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties (at the Company’s principal place of business, as reasonably determined by the Consultant; or at the last known address on file at the Company for the Consultant; or to such other address that may be designated by the receiving Party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, facsimile (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if: (a) the receiving Party has received the Notice; and (b) the Party giving the Notice has complied with the requirements of this Section.

19.COUNTERPARTS. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.
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    IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first written above.

MARATHON PETROLEUM CORPORATION

/s/ Fiona Laird
Name: Fiona Laird
Title: Chief Human Resources Officer and Senior Vice President Communications
Date: August 4, 2025

CONSULTANT

/s/ Timothy J. Aydt
Name: Timothy J. Aydt
Date: August 4, 2025

APPENDIX A
Services

Support the transition of the Company’s Executive Vice President Refining role, duties and responsibilities to the Successor Officer(s) and otherwise support and promote various reasonable tasks and responsibilities related thereto, as well as perform all such tasks and responsibilities reasonably relating to the foregoing (collectively, as described on this Appendix A, the “Services”). In fulfilling the Services, the Consultant will report directly to the Chief Executive Officer of the Company.
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